Consent of Independent Accountants
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We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 of our report dated January 19, 1999, relating to the consolidated financial statements, which appears in The Chase Manhattan Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.


/s/PricewaterhouseCoopers LLP
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New York, NY
March 1, 2000